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                                                                     Exhibit 5.1

                                 March 30, 2005

Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington  98134

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Starbucks Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of shares (the "Shares") of Common Stock, par value $0.001 per share of the Company which may be issued pursuant to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the "Plan"). In connection therewith, we have reviewed the Company's Articles of Incorporation, bylaws, minutes of appropriate meetings, a copy of the Plan, and other matters we deem appropriate.

Based upon that review, it is our opinion that the Shares will be, when issued and sold pursuant to and in accordance with the terms of the Plan fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Preston Gates & Ellis LLP